SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

(Second Amendment)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HEMAGEN DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 9033 Red Branch Road, Columbia, Maryland (Address of principal executive offices)	04-2869857 (I.R.S. Employer Identification No.) 21045-2105 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g)of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file numbers to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered N/A	Name of Each Exchange on Which Each Class Is to Be Registered N/A

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock Purchase Rights

Item 1.     Description of Registrant's Securities to be Registered.

     Hemagen Diagnostics, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, entered into Second Amendment to Rights Agreement, dated as of December 12, 2002, in order to amend Section 1.1 of the Agreement to provide that William P. Hales will not be deemed to be an Acquiring Person as defined in the Agreement.

     The Second Amendment is incorporated herein by reference, and the foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment.

Item 2.      Exhibits.

Exhibit No. Exhibit 3.1 Exhibit 3.2 Exhibit 4.1 Exhibit 4.2 Exhibit 4.3

Description

Amended Articles of Incorporation of Hemagen Diagnostics, Inc.*

Amended and Restated Code of Regulations of Hemagen Diagnostics, Inc. *

Rights Agreement, dated as of January 27, 1999, between Hemagen Diagnostics, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent. **

Form of Rights Certificate. **

Second Amendment to Rights Agreement dated as of December 12, 2002, between Hemagen Diagnostic, Inc. and Continental Stock Transfer & Trust Company as Rights Agent. ***

* Incorporated by reference to the Exhibits to the Form 10-KSB filed on September 30, 2002.

** Incorporated herein by reference to the Exhibits to the Form 8-A filed on February 10, 1999.

***Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 22, 2003	HEMAGEN DIAGNOSTICS, INC. /s/William P. Hales William P. Hales President and CEO